                                                                     EXHIBIT (j)



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 4, 2000 for William Blair Funds (comprised of the Growth Fund, Tax-Managed Growth Fund, Large Cap Growth Fund, Small Cap Growth Fund, International Growth Fund, Emerging Markets Growth Fund, Disciplined Large Cap Fund, Value Discovery Fund, Income Fund and Ready Reserves Fund) in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5344).


                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
April 28, 2000